SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C. 20549
                        _________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                        _________________

                 KASH N' KARRY FOOD STORES, INC.
       (exact name of issuer as specified in its charter)

           Delaware                          95-4161591
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)          Identification No.)

                        6422 Harney Road
                      Tampa, Florida  33610
      (Address of Principal Executive Offices and Zip Code)

                 KASH N' KARRY FOOD STORES, INC.
               1995 KEY EMPLOYEE STOCK OPTION PLAN
                    (Full title of the plan)

                      ROBERT S. BOLT, ESQ.
              Barnett, Bolt, Kirkwood & Long, P.A.
                     601 Bayshore Boulevard
                            Suite 700
                      Tampa, Florida  33606
                         (813) 253-2020
  (Name, address and telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
================================================================
                         Proposed  Proposed
Title of                 maximum   maximum
securities   Amount      offering  aggregate     Amount of
to be        to be       price     offering      registration
registered   registered  per       price*        fee
                         share*
================================================================
Common Stock 355,419
(par value   shares      $ 22.50   $7,996,927.50  $ 2,757.56
$0.01)

*Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices reported on the composite transactions reporting system of the Nasdaq National Market on March 11, 1996.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by References

     The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          (a) the latest annual report of Kash n' Karry Food Stores, Inc. (the "Company") filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed;

          (b)   all  other reports filed pursuant to Section
     13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

          (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all
securities  then  remaining  unsold,  shall  be  deemed   to   be
incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify any person who is or was a director, officer, employee and agent of the corporation, or who is or was serving at the request of the corporation as a


director, officer, employee or agent of another corporation or enterprise, against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with any action, suit or proceeding if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company where the person involved is adjudged to be liable to the Company.

     Article XV of the Bylaws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by law, as now in effect or later amended.

     The Company has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of the Company. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.

     Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring the Company's directors and executive officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

     Article Seventh of the Company's Restated Certificate of Incorporation limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.


     At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer, director or employee of the Company.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

     3(i)(a) Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 29, 1994 (previously filed as Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the period ended January 29, 1995, which exhibit is hereby incorporated by reference).

     3(i)(b) Certificate of Designations of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on April 26, 1995 (previously filed as Exhibit 3(i)(b) to the Company's Registration Statement on Form S-1, Registration No. 33-58999, which exhibit is hereby incorporated by reference).

     3(ii)(a) Bylaws adopted October 12, 1988 (previously filed as Exhibit 3(ii)(a) to the Company's Quarterly Report on Form 10-Q for the period ended January 29, 1995, which exhibit is hereby incorporated by reference).

     3(ii)(b) First Amendment to Bylaws adopted July 30, 1991 (previously filed as Exhibit 3(ii)(b) to the Company's Quarterly Report on Form 10-Q for the period ended January 29, 1995, which exhibit is hereby incorporated by reference).

     3(ii)(c) Second Amendment to Bylaws adopted December 29, 1994 (previously filed as Exhibit 3(ii)(c) to the Company's Quarterly Report on Form 10-Q for the period ended January 29, 1995, which exhibit is hereby incorporated by reference).

     3(ii)(d) Third Amendment to Bylaws adopted April 13, 1995 (previously filed as Exhibit 3(ii)(d) to the Company's Quarterly Report on Form 10-Q for the period ended April 30, 1995, which exhibit is hereby incorporated by reference).



     4 Kash n' Karry Food Stores, Inc. 1995 Key Employee Stock Option Plan (previously filed as Exhibit 10.16(a) to the Company's Registration Statement on Form S-1, Registration No. 33-58999, which exhibit is hereby incorporated by reference).

     5 Opinion of Barnett, Bolt, Kirkwood & Long (filed herewith).

     23 (a)    Consent   of   Coopers  &  Lybrand,  LLP.   (filed
               herewith).

     23 (b)    Consent  of  KPMG  Peat  Marwick,  L.L.P.   (filed
               herewith).

     23 (c)    Consent   of  Barnett,  Bolt,  Kirkwood   &   Long
               (included in Exhibit 5).

     24        Powers of Attorney (included on signature page).

Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

           (i)   To  include any prospectus required  by  Section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                           SIGNATURES

The  Registrant.  Pursuant to the requirements of the  Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa and the State of Florida, on the 13th day of March, 1996.

                              KASH N' KARRY FOOD STORES, INC.


                              By: /s/ Ronald E. Johnson
                                 --------------------------------
                                   Ronald E. Johnson
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer



                        POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Ronald E. Johnson, Richard D. Coleman, or the agent for service named in this Registration Statement to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as Ronald E. Johnson, Richard D. Coleman or such agent for service deems appropriate, and each such person hereby appoints Ronald E. Johnson, Richard D. Coleman or such agent for service as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 13, 1996, by the following persons in the capacities indicated.



          Signature                Title
================================================================

/s/ Ronald E. Johnson
-----------------------------      Director, Chairman of the
RONALD E. JOHNSON                  Board, President and Chief
                                   Executive Officer
                                   (Principal Executive Officer)

/s/ Richard D. Coleman
-----------------------------      Senior Vice President,
RICHARD D. COLEMAN                 Administration, Chief
                                   Financial Officer
                                   (Principal Financial Officer)

/s/ Marvin H. Snow, Jr.
-----------------------------      Vice President, Controller
MARVIN H. SNOW, JR.                (Principal Accounting Officer)

/s/ Everett L. Buckardt
-----------------------------      Director
EVERETT L. BUCKARDT

/s/ John G. Danhakl
-----------------------------      Director
JOHN G. DANHAKL


-----------------------------      Director
JOHN J. DELUCCA


-----------------------------      Director
JENNIFER HOLDEN DUNBAR

/s/ Ben Evans
-----------------------------      Director
BEN EVANS

/s/ Thomas W. Harberts
-----------------------------      Director
THOMAS W. HARBERTS

/s/ Robert Spiegel
-----------------------------      Director
ROBERT SPIEGEL

/s/ Peter Zurkow
-----------------------------      Director
PETER ZURKOW

                        INDEX TO EXHIBITS

Exhibit No.         Document                           Page
-----------         --------                           ----
3(i)(a)   Restated  Certificate  of  Incorporation
          filed  with  the Delaware  Secretary  of
          State  on  December 29, 1994 (previously
          filed  as  Exhibit 3(i) to the Company's
          Quarterly  Report on Form 10-Q  for  the
          period  ended  January 29,  1995,  which
          exhibit   is   hereby  incorporated   by
          reference).

3(i)(b)   Certificate of Designations of Series  A
          Junior  Participating  Preferred   Stock
          filed with the Secretary of State of the
          State  of  Delaware on  April  26,  1995
          (previously filed as Exhibit 3(i)(b) to the Company's Registration Statement on
          Form S-1, Registration No. 33-58999, which exhibit is hereby incorporated by reference).

3(ii)(a)  Bylaws   adopted   October   12,    1988
          (previously filed as Exhibit 3(ii)(a) to
          the  Company's Quarterly Report on  Form
          10-Q  for  the period ended January  29,
          1995,    which   exhibit    is    hereby
          incorporated by reference).

3(ii)(b)  First  Amendment to Bylaws adopted  July
          30,  1991  (previously filed as  Exhibit
          3(ii)(b)   to  the  Company's  Quarterly
          Report on Form 10-Q for the period ended
          January  29,  1995,  which  exhibit   is
          hereby incorporated by reference).

3(ii)(c)  Second   Amendment  to  Bylaws   adopted
          December  29, 1994 (previously filed  as
          Exhibit   3(ii)(c)  to   the   Company's
          Quarterly  Report on Form 10-Q  for  the
          period  ended  January 29,  1995,  which
          exhibit   is   hereby  incorporated   by
          reference).

3(ii)(d)  Third  Amendment to Bylaws adopted April
          13,  1995  (previously filed as  Exhibit
          3(ii)(d)   to  the  Company's  Quarterly
          Report on Form 10-Q for the period ended

          April 30, 1995, which exhibit is hereby incorporated by reference).

4         Kash n' Karry Food Stores, Inc. 1995 Key
          Employee  Stock Option Plan  (previously
          filed   as  Exhibit  10.16(a)   to   the
          Company's Registration Statement on Form
          S-1,  Registration No.  33-58999,  which
          exhibit   is   hereby  incorporated   by
          reference).

5         Opinion  of  Barnett, Bolt,  Kirkwood  &
          Long (filed herewith).

23 (a)    Consent  of  Coopers  &  Lybrand,   LLP.
          (filed herewith).

23 (b)    Consent  of  KPMG  Peat Marwick,  L.L.P.
          (filed herewith).

23 (c)    Consent  of  Barnett, Bolt,  Kirkwood  &
          Long  (included in Exhibit 5).

24        Powers   of   Attorney   (included    on
          signature page).